Exhibit 99.1

PR Newswire – Editorial – Usual Distribution

For immediate distribution, January 15, 2007

Faxed to 612.331.3700 after 4:00 PM, January 15, 2007

Sent via email to mnhubs@prnewswire.com

Contact: Dan Florness, EVP and Chief Financial Officer 507.454.5374

FASTENAL COMPANY – ANNOUNCES CONFERENCE CALL TO REVIEW 2006 ANNUAL AND FOURTH QUARTER EARNINGS

Fastenal Company (Winona, MN – NASDAQ: FAST) announced today that the Company’s conference call to review 2006 annual and fourth quarter 2006 results, as well as current operations, will be broadcast live over the Internet on Friday, January 19, 2007 at 9:00 a.m. Central Time.

To access the call, please visit the following web address:

http://www.investor.fastenal.com

An online archive of the broadcast will be available within one hour of the conclusion of the call and will be available for two weeks. Participants must have a soundcard and speakers to listen to the online broadcast.

Fastenal sells different types of industrial and construction supplies in ten product categories. These include different types of: threaded fasteners and miscellaneous supplies; tools; metal cutting tool blades; fluid transfer components and accessories for hydraulic and pneumatic power; material handling and storage products; janitorial and paper products; electrical supplies; welding supplies; safety supplies; and raw materials (metals).

As of December 31, 2006, Fastenal operated 2,000 stores in the United States (all 50 states), Canada (all provinces), Puerto Rico (multiple), Mexico (multiple), Singapore (one location), Netherlands (one location), and China (one location) selling to the general public. The Company operates 12 distribution centers located in Minnesota, Indiana, Ohio, Pennsylvania, Texas, Georgia, Washington, California, Utah, North Carolina, Kansas, and Ontario, Canada.

Additional information regarding Fastenal Company is available on the Fastenal Company World Wide Web site at www.fastenal.com. FAST-G